                                                                    EXHIBIT 10.1

                         ROYALTY TERMINATION AGREEMENT


     THIS AGREEMENT, dated as of the _____ day of November, 1996, is by and among Silverado Foods, Inc., an Oklahoma corporation ("Silverado"), Nonni's Inc., a California corporation ("Nonni's"), and Steve Sirianni, Tim Soldati and Rich Martin (collectively, the "Shareholders").

                                R E C I T A L S

     A. Silverado and Nonni's entered into an Asset Purchase Agreement dated December 31, 1993 (the "Asset Purchase Agreement"), which provided, in Section
7.7 thereof, for the payment of a royalty with respect to the product lines acquired from Nonni's pursuant to the Asset Purchase Agreement.

     B. Said royalty obligation of Section 7.7 of the Asset Purchase Agreement was amended pursuant to an agreement dated March 21, 1995 (said royalty obligation, as amended pursuant to the March 21, 1995 agreement or as otherwise modified or amended, is hereinafter referred to as the "Royalty").

     C. The Shareholders are the owners of all of the issued and outstanding stock of Nonni's.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1.  Termination of Royalty.  The Royalty is hereby terminated as of the
         ----------------------
22nd day of July, 1996 (the "Termination Date"). Nonni's acknowledges that all amounts due under the Royalty through the Termination Date have been paid in full. Nonni's and the Shareholders hereby remise, release and forever discharge Silverado from any and all claims, demands, obligations or liabilities, whether known or unknown, with respect to the Royalty.

     2.  Issuance of Stock.  Silverado shall issue to the Shareholders 700,000
         -----------------
shares of Silverado's common stock (the "Primary Shares") in the following proportions (the "Agreed Proportions"):

              Steve Sirianni     233,334 shares
              Tim Soldati        233,333 shares
              Rich Martin        233,333 shares
                                 -------
                    Total:       700,000 shares

Promptly following the execution of this Agreement, Silverado shall make application to the American Stock Exchange for the listing of such shares and deliver instructions to its transfer agent for the issuance of such shares.

     3.  Contingent Shares.  In the event Silverado's net sales (as defined
         -----------------
below) of the products which were subject to the Royalty (the "Royalty Products") exceed $10,000,000 during any of the twelve month periods (i) commencing July 22, 1996, and ending July 21, 1997, (ii) commencing July 22, 1997, and ending July 21, 1998, or (iii) commencing July 22, 1998, and ending July 21, 1999, Silverado shall issue to the Shareholders (in the Agreed Proportions) an additional 200,000 shares of Silverado common stock (the "Contingent Shares"). In the event the Contingent Shares are earned based upon sales during any of said twelve month periods, the Shareholders will not be entitled to any further shares with respect to sales during any subsequent period. If earned, the Contingent Shares shall be issued within 90 days after the end of the month in which the sales level necessary to earn the Contingent Shares is achieved. Prior to such issuance, Silverado shall make application to the American Stock Exchange for the listing of such shares and deliver instructions to its transfer agent for the issuance of such shares. No right to vote or receive dividends or any other rights as a shareholder of Silverado shall exist with respect to any of the Contingent Shares, notwithstanding the Shareholders' rights of issuance thereof, until the issuance to the Shareholders of stock certificates representing such shares. The Shareholders acknowledge that there are no assurances that such target sales level will be achieved and that all decisions regarding sales strategies, marketing, advertising, product lines and other matters regarding the Royalty Products shall be in the sole discretion of Silverado. "Net sales" shall be defined as gross sales, less returns, allowances and bad debts (i.e., debts which are uncollected after 120 days).

     4.  Stock Price Guarantee.
         ---------------------

         (a) Silverado shall guarantee the stock price of the Primary Shares as follows: In the event any of the Shareholders (a "Selling Shareholder") sells any of the Primary Shares during the period commencing on April 1, 1997, and ending on December 31, 1997, in an Approved Transaction (as defined below), and the Net Sales Price (as defined below) per share is less than $5.71 per share, then Silverado shall pay to the Selling Shareholder within 60 days after the date of such sale an amount equal to the number of shares sold times the difference between $5.71 and the Net Sales Price per share received by the Selling Shareholder in such sale. An "Approved Transaction" shall be defined as (i) a sale through a broker which is executed on any exchange, (ii) any sale directly to a market maker, as defined in Section 3(a)(38) of the Securities Exchange Act of 1934, or (iii) any privately negotiated sale, provided that such sale is approved in writing in advance by Silverado. "Net Sales Price" shall be defined as the total sales price and all other consideration received by the Selling Shareholder, less any applicable discounts and commissions, which discounts and commissions must be reasonable in amount.

         (b)  If the Contingent Shares are issued, Silverado shall guarantee the
     stock price of the Contingent Shares as follows:   Silverado shall
     guarantee the stock price of the Contingent Shares in the same manner as with respect to the Primary Shares, except that the period of time in which sales must occur to be eligible for such guarantee shall commence on the date of the effectiveness of the registration of the Contingent Shares on Form S-3 by Silverado and end on the date 120 days after such commencement date.

         (c) If Silverado fails to pay any amount under this Section 4 when due, the Shareholders shall give written notice to Silverado of such failure to pay. If Silverado does not cure such failure to pay within 15 days after its receipt of such notice, Silverado shall thereupon be deemed to be in default, and such amount in default shall bear interest from the end of the 15 day cure period until paid at the rate of 18% per annum.

         (d) Notwithstanding anything contained herein to the contrary, Silverado shall have no obligation to guarantee the stock price of the Primary Shares or the Contingent Shares unless the Selling Shareholder notifies Silverado of his intent to sell at least 10 days prior to the date of the sale of the shares in question. A notice given by the Selling Shareholder in accordance with Section 3(c) of the Registration Rights Agreement (as hereinafter defined) shall be deemed to satisfy the notice requirement of this Section 4(d).

         (e) The period of the effectiveness of the stock price guarantees of the Primary Shares and the Contingent Shares shall be subject to extension pursuant to Section 4 of the Registration Rights Agreement.

         (f) Notwithstanding anything contained herein to the contrary, at Silverado's discretion, in the event Silverado becomes obligated to a Selling Shareholder pursuant to the price guarantee provisions of this
     Section 4, Silverado may satisfy such obligation by issuing to such Selling Shareholder, within the time for payment set forth above, shares of Silverado's common stock having a Market Value (as hereinafter defined) equal to the amount owed by Silverado in connection with such price guarantee. As used in this Section 4(f), "Market Value" shall mean the average of the closing sales price of Silverado's common stock on the American Stock Exchange (as recorded by The Wall Street Journal or, if not
                                             -----------------------
     recorded thereby, by another authoritative source) over the five trading days comprised of the four trading days immediately preceding the date on which the Approved Transaction giving rise to the price guarantee occurs and the trading day on which such Approved Transaction occurs.

     5.  Registration Rights Agreement.  Silverado and the Shareholders shall
         -----------------------------
enter into a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit A and made a part hereof.

     6.  Investment Representations.  The Shareholders and Nonni's represent
         --------------------------
and warrant as follows:

         (a) Access to Information.  Respecting Silverado, its business, plans
             ---------------------
     and financial condition, the terms of this transaction, and any other matters relating to this transaction: the Shareholders have received all materials which have been requested by the Shareholders; have had a reasonable opportunity to ask questions of Silverado and its representatives; and Silverado has answered all inquiries that the Shareholders or the Shareholders' representatives have put to it. The Shareholders have had access to all additional information necessary to verify the accuracy of the information set forth in this

     Agreement and any other materials furnished herewith and have taken all the steps necessary to evaluate the merits and risks of an investment as proposed hereunder.

         (b)  Experience.  The Shareholders or their representatives have such
              ----------
     knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interest of the Shareholders in connection with this transaction.

         (c)  Risks.  The Shareholders understand the various risks of an
              -----
     investment in Silverado as proposed herein and can afford to bear such risks, including, but not limited to, the risks of losing the entire investment.

         (d)  No Registration.  The Shareholders have been advised by Silverado
              ---------------
     that none of the shares of common stock of Silverado issuable hereunder (collectively, the "Securities") have been registered under the Act, that the Securities will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act") or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that Silverado's reliance thereon is based in part upon the representations made by the Shareholders in this Agreement. The Shareholders acknowledge that the Shareholders have been informed by Silverado of, or are otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Shareholders agree that no sale, assignment, or transfer of any of the Securities shall be valid or effective, and Silverado shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of such Securities is registered under the Act, it being understood that the Securities are not currently registered for sale and that Silverado has no obligation or intention to so register the Securities except as contemplated in the Registration Rights Agreement or (ii) such Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Act. The Shareholders further understand that an opinion of counsel and other documents may be required to transfer the Securities. The Shareholders acknowledge that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following legend or a substantially similar legend and such other legends as may be required by state blue sky laws:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned, or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) Silverado receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to Silverado, that such securities may be offered, sold, pledged, assigned, or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

          (e)  Investment Intent.  The Shareholders will acquire the Securities
               -----------------
     for the Shareholders' own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

          (f)  Blue Sky Legends.  The Shareholders understand and agree that
               ----------------
     certain legends required by the laws of the State of California will be placed on certificates representing the Securities.

          (g)  Shareholders.  The Shareholders are the owners of all of the
               ------------
     issued and outstanding shares of capital stock of Nonni's.

          (h)  Survival.  The Shareholders acknowledge that the representations,
               --------
     warranties and agreements made by the Shareholders herein shall survive the execution and delivery of this Agreement and the issuance of the Securities hereunder.

     7.   Miscellaneous.
          -------------

          (a)  Notices. All notices and other communications required or
               -------
     permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally, or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the addresses set forth below (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered; notices sent by registered or certified mail shall be effective on the third day after mailing; notices sent by facsimile shall be effective when receipt is acknowledged; and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:

               (i)   if to Silverado:

                         Silverado Foods, Inc.
                         6846 South Canton, Suite 110
                         Tulsa, Oklahoma  74136

                         Fax:  (918) 491-6290
                         Attention:  President

               (ii)  if to Nonni's or the Shareholders:

                         Nonni's, Inc.
                         ________________________
                         ________________________
                         Fax:  (___) ______________
                         Attention:  _______________

          (b)  Agreement Binding on Successors.  This Agreement shall be binding
               -------------------------------
     upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

          (c)  Headings.  The headings in this Agreement are solely for
               --------
     convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (d)  Counterparts.  This Agreement may be executed in any number of
               ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e)  Governing Law.  This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the State of California, without giving effect to conflict of laws.

          (f)  Entire Agreement.  This Agreement and the exhibits hereto set
               ----------------
     forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter may be modified only by a written instrument duly executed by the party to be charged.

          (g)  Attorneys' Fees.  In the event of any litigation arising out of
               ---------------
     this Agreement, the party not prevailing in such proceedings shall pay the reasonable costs of the prevailing party in connection with such proceedings, including but not limited to attorneys' fees and expenses, witness fees and expenses and court costs.

          (h)  Authority.  Silverado's Board of Directors has taken all action
               ---------
     necessary to approve the execution, delivery and performance of this Agreement, and the person signing below on behalf of Silverado is duly authorized to execute this Agreement.

     IN WITNESS WHEREOF, this Agreement was executed by the parties as of the date first above written.

                                    SILVERADO FOODS, INC.


                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________


                                    NONNI'S INC.


                                    By:______________________________
                                    Name:____________________________
                                    Title:___________________________



                                    _________________________________
                                    Steve Sirianni


                                    _________________________________
                                    Tim Soldati


                                    _________________________________
                                    Rich Martin

                                                                       EXHIBIT A
                                                                       ---------


                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of the ___ day of November, 1996, is between SILVERADO FOODS, INC., an Oklahoma corporation ("Silverado"), and STEVE SIRIANNI, TIM SOLDATI AND RICH MARTIN (the "Shareholders").

     WHEREAS, pursuant to and subject to the terms and conditions of a Royalty Termination Agreement, dated as of the date hereof (the "Royalty Termination Agreement"), the Shareholders are receiving 700,000 shares (the "Primary Shares") of common stock, par value $.01 per share, of Silverado ("Silverado Common Stock") which are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"); and

     WHEREAS, also pursuant to the Royalty Termination Agreement, the Shareholders have the ability to earn, upon the occurrence of certain events, 200,000 additional shares (the "Contingent Shares") of Silverado Common Stock which, if issued, would be "restricted securities" as defined in Rule 144 under the Act; and

     WHEREAS, Silverado has agreed, subject to the terms and conditions stated herein to execute, deliver and perform this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Registration.
          ------------

          (a) In consideration of the Shareholders's willingness to accept the Primary Shares and the Contingent Shares pursuant to the Royalty Termination Agreement, and subject to the performance by the Shareholders of its covenants set forth herein, Silverado (i) shall prepare and file, within 60 days following the date of the Royalty Termination Agreement, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 with respect to the offering and sale of the Primary Shares by the Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Act, (ii) shall prepare and file, within 60 days following the issuance of the Contingent Shares to the Shareholders, with the Commission a registration statement on Form S-3 with respect to the offering and sale of Contingent Shares by the Shareholders on a delayed or continuous basis pursuant to Rule 415 under the Act, and (iii) shall use its best efforts to cause registration statements to become effective as soon as possible after the filing thereof so as to permit the secondary resale of the Shares by the Shareholders. As used herein, the term "Registration Statement" means either or both of the registration statements required pursuant to clauses (i) and (ii) of the preceding sentence, as the context requires, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended, when they become effective under the Act and, in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date. As used herein, the term "Prospectus" means the prospectus included in the Registration Statement as of the date it becomes effective under the Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Primary Shares or Contingent Shares.
     As used herein, the term "Shares" means the Primary Shares and/or the Contingent Shares, as the context requires.

          (b) Once filed, Silverado will use its best efforts to cause the Registration Statement to remain effective, and to file with the Commission such amendments and supplements as may be necessary to keep the Prospectus current and in compliance in all material respects with the Act, until the earlier to occur of the following: (i) the date on which restrictions on sales of the Shares by the Shareholders would otherwise terminate pursuant to Rule 144(k) under the Act (as such rule or any successor rule shall be amended from time to time); or (ii) the sale of all of the Shares covered by the Registration Statement, whether pursuant to the Registration Statement or otherwise. Notwithstanding the foregoing, Silverado shall not be required to keep the Registration Statement effective, and the Shareholders shall not distribute any Shares pursuant thereto if, in the written opinion of counsel to Silverado addressed to the Shareholders, the Shares may be sold by the Shareholders without registration or restriction.

          (c) Silverado shall furnish to the Shareholders a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each post-effective amendment or supplement thereto as may reasonably be required to facilitate the distribution of the Shares. Promptly after the Registration Statement has been declared effective by the Commission, Silverado shall so notify the Shareholders. Thereafter, in the event that any stop order suspending the effectiveness of the Registration Statement is issued or any proceedings for that purpose are instituted or threatened by the Commission, Silverado will promptly so notify the Shareholders.

          (d) The Registration Statement shall be prepared by Silverado in accordance with the Act and the rules and regulations promulgated thereunder. The section of the Prospectus entitled "Selling Stockholder" shall be prepared in accordance with the requirements of Item 507 of Regulation S-K promulgated by the Commission and shall be based upon the information provided by the Shareholders to Silverado pursuant to Section 3(a).

          (e) Promptly after having been notified by the Shareholders of their intention to distribute Shares in a manner described by the Registration Statement in the section entitled "Plan of Distribution" and after having received the information required to be delivered to Silverado as provided in Section 3(c), Silverado will, if necessary, (i) prepare a supplement to the Prospectus based upon the information so provided and file the same with the Commission pursuant to Rule 424(b) under the Act and (ii) register or qualify the Shares to be sold under the securities or blue sky laws of such jurisdictions in the United States as the Shareholders shall reasonably request; provided, however, that Silverado shall in no event be
                         --------  -------
     required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of Shares, or to subject itself to taxation in any jurisdiction where it has not therefore done so.

     2.   Expenses of Registration.  All expenses in connection with the
          ------------------------
Registration Statement, any qualification or compliance with federal or state laws required in connection therewith, and the distribution of the Shares shall, as between the Shareholders and Silverado, be borne as follows:

          (a) Silverado shall pay and be responsible for the registration fee payable under the Act, blue sky fees and expenses, if applicable (subject to the limitations set forth in Section 1(e)), all fees and disbursements of Silverado's counsel and accountants, and the cost of printing or photocopying the Registration Statement and the Prospectus. Silverado will not be required to engage the services of a printer with respect to the Registration Statement or the Prospectus, but may elect to do so.

          (b) The Shareholders shall pay all fees and disbursements of its own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Shares that have not expressly been assumed by Silverado.

     3.   The Shareholders' Covenants Regarding the Shares.  The Shareholders
          ------------------------------------------------
covenant and agree with Silverado that:

          (a) The Shareholders will cooperate with Silverado in connection with the preparation of the Registration Statement, and for so long as Silverado is obligated to keep the Registration Statement effective, the Shareholders will provide to Silverado, in writing, for use in the Registration Statement, all information regarding the Shareholders as may be necessary to enable Silverado to prepare the Registration Statement and Prospectus covering the Shares and to maintain the effectiveness thereof.

          (b) During such time as the Shareholders may be engaged in a distribution of the Shares, the Shareholders will comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and pursuant thereto will, among other things:
     (i) not engage in any stabilization activity in connection with the securities of Silverado in contravention of such Rules; (ii) distribute the Shares solely in the manner described in the Prospectus; (iii) cause to be furnished to each agent or broker-dealer to or through whom the Shares may be offered, or to the offeree if an offer is made directly by the Shareholders, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree or applicable law; and
     (iv) not bid for or purchase any securities of Silverado or attempt to induce any person to purchase any securities of Silverado other than as permitted under the Exchange Act.

          (c) At least 10 days prior to any distribution of the Shares, the Shareholders will advise Silverado in writing of the dates on which the distribution will commence and terminate, the number of the Shares to be sold, the name of any agent or broker-dealer to or through whom such distribution is being made, the selling commission or other compensation to such agent or broker-dealer and the number of Shares of Silverado Common Stock that will be owned beneficially by the Shareholders after giving effect to such sale.

          (d) Upon notice from Silverado that it requires the suspension of the distribution of any of the Shares pursuant to the provisions of Section 4, then the Shareholders shall cease distributing the Shares until such time as Silverado notifies the Shareholders that distribution of the Shares may recommence.

          (e) The Shareholders will not sell, transfer or dispose of any of the Shares, or enter into any agreements or understandings with third parties respecting the sale, transfer or disposition of any of the Shares, except as described in the section of the Prospectus entitled "Plan of Distribution" so long as Silverado maintains the effectiveness of the Registration Statement.

          (f) The Shareholders will not sell, transfer or dispose of any of the Shares until on or after January 1, 1997.

     4.   Suspension of the Distribution of the Shares.
          --------------------------------------------

          (a) If Silverado determines in good faith that the distribution of any of the Shares would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving Silverado or any of its subsidiaries or would require premature disclosure thereof, and promptly give the Shareholders written notice of such determination, Silverado shall be entitled to require the Shareholders to suspend its distribution of the Shares for a reasonable period of time which, for purposes of this Section 4(a), shall not exceed 90 days; provided, in the event of such a suspension during the effectiveness of any of the stock price guarantees set forth in
     Section 4 of the Royalty Termination Agreement, then the period of the effectiveness of any stock price guarantee which is so affected shall be extended by the amount of time of such suspension. Such written notice shall contain a general statement of the reasons for such suspension and an estimate of the anticipated period of suspension, and Silverado shall promptly notify the Shareholders of the expiration or earlier termination of such suspension.

          (b) If Silverado shall file a registration statement (other than in connection with the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the Act, an employee stock option, stock purchase, dividend reinvestment or similar plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Act) with respect to Silverado Common Stock or securities convertible into or exchangeable or exercisable for Silverado Common Stock, and Silverado reasonably determines (in the case of a non-underwritten offering) or the managing underwriter or underwriters advise Silverado (in the case of an underwritten offering) that a sale or distribution of the Shares would adversely affect such offering, then upon written notice by Silverado, the Shareholders shall, to the extent not inconsistent with applicable law, suspend the distribution of any of the Shares or any sale of the Shares pursuant to Rule 144 under the Act during the 10-day period prior to and the 90-day period following the effective date of such registration statement, with such 90-day period being subject to early termination by Silverado with the approval of the managing underwriter or underwriters. Without limiting the rights of Silverado under Section 4(a), during any suspension period initiated pursuant to this Section 4(b), Silverado shall not file or cause to become effective an additional registration statement of the type for which it would be entitled to suspend the distribution of the Shares pursuant to this Section 4(b). In the event any such suspension pursuant to this
     Section 4(b) occurs during the effectiveness of any of the stock price guarantees set forth in Section 4 of the Royalty Termination Agreement, then the period of the effectiveness of any stock price guarantee which is so affected shall be extended by the amount of time of such suspension.

     5.   Indemnification.
          ---------------

          (a) Silverado will indemnify and hold harmless the Shareholders, their estate, heirs and personal representatives, and each person (if any) who controls the Shareholders within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Shareholder Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, to which the Shareholder Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or upon any violation by Silverado of the Act or blue sky laws of any state or any rules under those laws, or any other laws applicable to Silverado in connection with the registration or listing of the Shares; and, subject to Section 5(c), Silverado will reimburse the Shareholder Indemnified Parties for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability; provided, however, that Silverado will
                                       --------  -------
     not indemnify or hold harmless any of the Shareholder Indemnified Party from or against any such loss, claim, damage, liability or person (i) that arises out of or is based upon any violation of the Shareholders' covenants in Section 3 or of any federal or state securities laws, rules or regulations committed by any of the Shareholder Indemnified Parties (or any agent, broker-dealer or underwriter engaged by them) or (ii) if the untrue statement, omission or allegation thereof upon which such losses, claims, damages, liabilities or expenses are based (x) was made in reliance upon and in conformity with the information provided by the Shareholders specifically for use or inclusion in the Registration Statement, or (y) was made in any Prospectus used after such time as Silverado advised the Shareholders that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, or (z) was made in any Prospectus used after such time as the obligation of Silverado hereunder to keep the Registration Statement effective and current has expired.

          (b) The Shareholders will indemnify and hold harmless Silverado, its directors and officers and each person, if any, who controls Silverado within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the "Silverado Indemnified Parties"), from and against any losses, claims, damages or liabilities, joint or several, to which the Silverado Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided by the Shareholders specifically for use or inclusion in the Registration Statement, or (ii) the use of any Prospectus after such time as Silverado has advised the Shareholders that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of Silverado hereunder to keep the Registration Statement effective and current has expired, or (iv) any violation by the Shareholders or any person who controls the Shareholders within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (or any agent, broker-dealer or underwriter engaged by the Shareholders or any such controlling person) of the Shareholders's covenants in Section 3 or of any federal or state securities law or rule or regulation thereunder; and, subject to Section 5(c), the Shareholders will reimburse the Silverado Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability. In no event shall the liability of a Shareholder for indemnification under this Section 5(b) exceed the proceeds received by such Shareholder from his sale of Shares under the Registration Statement.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent that the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding; it being understood and agreed that the failure to so notify the Indemnifying Party prior to the execution of a binding settlement agreement or the entry of a judgment or issuance of an award with respect to a claim, action or proceeding shall constitute actual prejudice to the Indemnifying Party's ability to defend against such claim, action or proceeding. In the event that the Indemnifying Party elects to assume the defense in any action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstance,s be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by the Shareholders or Silverado as the case may
     be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent or, if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for under this Section 5 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Silverado or the Shareholders, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     6.   No Third-Party Beneficiaries.  NOTHING CONTAINED IN THIS AGREEMENT,
          ----------------------------
EXPRESS OR IMPLIED IS INTENDED TO CONFER UPON ANY PERSON, OTHER THAN THE PARTIES AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND PERMITTED ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER, OR BY REASON OF, THIS AGREEMENT.

     7.   Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties and supersedes all prior understandings and agreements with respect to the subject matter hereof or thereof.

     8.   Notices.  All notices and other communications under this Agreement
          -------
shall be in writing and sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid and addressed as follows (or to such other addresses and telecopier numbers as either party may designate by notice to the other party) (any communication being deemed given upon receipt);

          If to the Shareholders at:

               Steve Sirianni, Tim Soldati and Rich Martin

               -----------------------------
               -----------------------------
               Attention:
                           -----------------
               Telecopier No.:

          If to Silverado at:

               Silverado Foods, Inc.
               6846 South Canton, Suite 110
               Tulsa, OK  74136
               Attention:  Chief Financial Officer
               Telecopier No.: (918) 491-6200

     9.   Amendments and Waivers.  No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be set forth in an instruction in writing signed by each party. Each of the parties may waive compliance by such other party with any agreements of such party or the fulfillment of any of the conditions to its own obligations set forth herein. Any agreement on the part of any party to any such waiver shall be valid only if set forth in an instrument in writing signed by such party. No waiver by either party or any default, misrepresentation, or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of any other right, power or privilege.

     10.  Assignment; Successors and Assigns.  This Agreement shall be binding
          ----------------------------------
upon, and inure to the benefit of, the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the right,s interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     11.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.  Headings.  The descriptive headings of the several Sections of this
          --------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     13.  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of California, without regard to principles of conflicts of law.

     14.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15.  Construction.  The parties have participated jointly in the
          ------------
negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement. Any reference in this Agreement to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation".

     16.  Attorneys' Fees.  In the event of any litigation arising out of this
          ---------------
Agreement, the party not prevailing in such proceedings shall pay the reasonable costs of the prevailing party in connection with such proceedings, including but not limited to attorneys' fees and expenses, witness fees and expenses and court costs.

     17.  Authority.  Silverado's Board of Directors has taken all action
          ---------
necessary to approve the execution, delivery and performance of this Agreement, and the person signing below on behalf of Silverado is duly authorized to execute this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                       ---------------------------------------
                                       Steve Sirianni


                                       ---------------------------------------
                                       Tim Soldati


                                       ---------------------------------------
                                       Rich Martin

                                       SILVERADO FOODS, INC.


                                       By:_____________________________________
                                       Name:___________________________________
                                       Title:__________________________________